                                                                      Exhibit 24

                               POWERS OF ATTORNEY

        WITNESSETH, that each of the undersigned directors or officers of MOUNTAINBANK FINANCIAL CORPORATION ("MFC"), a North Carolina corporation, by his or her execution hereof, hereby constitutes and appoints each of J. W. DAVIS and GREGORY L. GIBSON, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place, and stead, to execute and sign Registration Statements on Form S-8 or other appropriate form to be filed by MFC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, with respect to the offer and issuance of shares of MFC's common stock to directors, officers and employees of MFC and its subsidiaries pursuant to MFC's 1997 Director Stock Option Plan and 1997 Employee Stock Option Plan; and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statements, and file all of the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of each said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.


           Signature                                 Title                            Date
------------------------------------        -----------------------------       -----------------
     /S/ J. W. Davis                        President, Chief Executive          November 19, 2001
-----------------------------------         Officer and Director
         J. W. Davis                        (principal executive officer)



     /S/ Gregory L. Gibson                  Chief Financial Officer             November 19, 2001
-----------------------------------         (principal financial and
         Gregory L. Gibson                  accounting officer)



     /S/ William H. Burton III              Director                            November 19, 2001
-----------------------------------
         William H. Burton III


     /S/ Kenneth C. Feagin                  Director                            November 19, 2001
-----------------------------------
         Kenneth C. Feagin


     /S/ Danny L. Ford                      Director                            November 19, 2001
-----------------------------------
         Danny L. Ford

    /S/ J. Edward Jones                            Director              November 19, 2001
----------------------------------------
        J. Edward Jones

    /S/ Ronald R. Lamb                             Director              November 19, 2001
----------------------------------------
        Ronald R. Lamb

    /S/ H. Steve McManus                           Director              November 19, 2001
----------------------------------------
        H. Steve McManus

    /S/ Catherine A. Schroader                     Director              November 19, 2001
----------------------------------------
        Catherine A. Schroader

    /S/ Maurice A. Scott                           Director              November 19, 2001
----------------------------------------
        Maurice A. Scott